As filed with the Securities and Exchange Commission on October 9, 2014

File No. 001-36594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Xenia Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0141677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 S. Orange Avenue, Suite 1200 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(407) 317-6950

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12(b)-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

XENIA HOTELS & RESORTS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Forward-Looking Statements,” “Our Separation from Inland American,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Our Principal Agreements,” “Certain Relationships and Related Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical and Pro Forma Combined Consolidated Financial Data,” “Selected Historical Combined Consolidated Financial Data,” “Unaudited Pro Forma Combined Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business and Properties—Our Portfolio.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Principal Stockholders.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management—Executive Compensation.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management,” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the section of the information statement entitled “Summary,” “Our Separation from Inland American,” “Distribution Policy,” “Capitalization” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

Not applicable.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Our Separation from Inland American” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Management—Indemnification” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related noted referenced therein). That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*	Separation and Distribution Agreement between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc.

3.1*	Form of Articles of Amendment and Restatement of Xenia Hotels & Resorts, Inc.

3.2*	Form of Amended and Restated Bylaws of Xenia Hotels & Resorts, Inc.

10.1	Third Amended and Restated Agreement of Limited Partnership of XHR LP, dated as of September 17, 2014

10.2*	Form of Transition Services Agreement between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc.

10.3*	Executive Employment Agreement, dated July 1, 2014, between Xenia Hotels & Resorts, Inc. and XHR Management, LLC and Marcel Verbaas

10.4*	Executive Employment Agreement, dated July 1, 2014, between Xenia Hotels & Resorts, Inc. and XHR Management, LLC and Barry A.N. Bloom

10.5*	Executive Employment Agreement, dated July 1, 2014, between Xenia Hotels & Resorts, Inc. and XHR Management, LLC and Andrew J. Welch

10.6*	Executive Employment Agreement, dated July 1, 2014, between Xenia Hotels & Resorts, Inc. and XHR Management, LLC and Philip A. Wade

10.7	Indemnity Agreement, dated August 8, 2014, between Inland American Real Estate Trust, Inc. and Xenia Hotels & Resorts, Inc.

10.8*	The Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan

10.9*	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Annual Award)

10.10*	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Contingency)

10.11*	Form of Xenia Hotels & Resorts, Inc. Share Unit Award Agreement (Transaction)

21.1*	Subsidiaries of Xenia Hotels & Resorts, Inc.

99.1	Preliminary Information Statement of Xenia Hotels & Resorts, Inc., subject to completion, dated October 9, 2014

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

XENIA HOTELS & RESORTS, INC.

By:	/s/ Marcel Verbaas
Name: Marcel Verbaas
Title: President and Chief Executive Officer

Date: October 9, 2014